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                                                                  EXHIBIT 10.3.1

                                December 31, 2001

Richard S. Ressler
Orchard Capital Corporation
6922 Hollywood Blvd., Suite 900
Los Angeles, California 90024

Dear Mr. Ressler:

As you are aware, on April 1, 2000 Orchard Capital Corporation, a California corporation ("Consultant") and j2 Global Communications, Inc. ("Company") entered into a letter agreement, as amended by a letter agreement dated April 1, 2001 (the "Agreement"), pursuant to which Company retained Consultant as a financial consultant and advisor to Company. We are sending you this letter to modify the Agreement in order to increase the compensation payable to the Consultant under the Agreement in accordance with an analysis and recommendation prepared at the request of the Committee by William M. Mercer Companies LLC, as follow:

Section 2(a) of the Agreement is hereby modified to increase the monthly amount payable to Consultant thereunder from twelve thousand dollars ($12,000) to twenty-three thousand dollars ($23,000).

Except as modified by this letter agreement, the terms and conditions of the Agreement shall remain in effect.

Please sign below to acknowledge and agree that the Agreement has been modified as described above. The Company's signature set forth below indicates its acknowledgement and agreement to this modification.

                           Very truly yours,

                           j2 Global Communications, Inc.

                           By: /s/ Scott M. Jarus
                              ---------------------
                               Scott M. Jarus
                               President

Accepted and Agreed to as of the Date of this Letter:
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Orchard Capital Corporation

By:      /s/ Richard S. Ressler
   ---------------------------------
         Richard S. Ressler
         President